EXHIBIT 16


[LETTERHEAD  OF  MICHAEL  J.  BONGIOVANNI,  P.A.]

June  15,  2001

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:     Peoplesway.com  Inc.  (the  "Company")

Commissioners:

We have read the statements made by Peoplesway.com, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 15, 2001. We agree with the statements concerning our Firm in such Form 8-K; however, we have no basis to agree or disagree with the Company's statements regarding Perrella & Associates, P.A.

Very  truly  yours,


 /s/  Michael  J.  Bongiovanni,  CPA
______________________________
Michael  J.  Bongiovanni,  P.A.